ALLIANCEBERNSTEIN TRUST
ALLIANCEBERNSTEIN GLOBAL VALUE FUND


FORMER POLICIES				CURRENT POLICIES


Investment Objective:

Fundamental:				Non-fundamental:
Long-term growth of capital.		Long-term growth of capital.


Fundamental Investment Policies:	The Fund may not make loans except
The Fund may not make loans except	through (i) the purchase of debt
through (a) the purchase of debt	obligations in accordance with its
obligations in accordance with its	investment objectives and policies;
investment objective and policies;	(ii) the lending of portfolio
(b) the lending of portfolio		securities; (iii) the use of
securities; or (c) the use of		repurchase agreements; or (iv)
repurchase agreements.			the making of loans to affiliated
					funds as permitted under the 1940
					Act, the rules and regulations
					thereunder (as such statutes, rule
					or regulations may be amended from
					time to time), or by guidance
					regarding, and interpretations of,
					or exemptive orders under, the 1940
					Act.

The Fund may not borrow money or	The Fund may not issue any senior
issue senior securities except to	security (as that term is defined
the extent permitted by the 1940 Act.	in the 1940 Act) or borrow money,
					except to the extent permitted by
					the 1940 Act or the rules and
					regulations thereunder (as such
					statute, rules or regulations may
					be amended from time to time) or
					by guidance regarding, or
					interpretations of, or exemptive
					orders under, the 1940 Act or the
					rules or regulations thereunder
					published by appropriate regulatory
					authorities.
					For the purposes of this
					restriction, margin and collateral
					arrangements, including, for example,
					with respect to permitted borrowings,
					options, futures contracts, options
					on futures contracts and other
					derivatives such as swaps are not
					deemed to involve the issuance of a
					senior security.

The Fund may not pledge, hypothecate,	Policy eliminated.
mortgage or otherwise encumber its
assets, except to secure permitted
borrowings.

The Fund may not invest in companies	Policy eliminated.
for the purpose of exercising control.

The Fund may not purchase or sell	The Fund may not purchase or sell
real estate, except that it may 	real estate except that it may
purchase and sell securities of		dispose of real estate acquired as
companies which deal in real estate	a result of the ownership of
or interests therein and securities	securities or other instruments.
that are secured by real estate,	This restriction does not prohibit
provided such securities are		the Fund from investing in
securities of the type in which the	securities or other instruments
Fund may invest.			backed by real estate or in
					securities of companies engaged
					in the real estate business

The Fund may not purchase or sell	The Fund may not purchase or sell
commodities or commodity contracts,	commodities regulated by the
including futures contracts (except	Commodity Futures Trading
foreign currencies, futures on 		Commission under the Commodity
securities, currencies and		Exchange Act or commodities
securities indices and forward		contracts except for futures
contracts or contracts for the		contracts and options on futures
future acquisition or delivery of	contracts.
securities and foreign currencies
and other similar contracts and
options on the foregoing).

Related non-fundamental policy:		Related non-fundamental policy
The Fund will not enter into any	eliminated.
futures contracts or options on
futures contracts if immediately
thereafter the market values of
the outstanding futures contracts
of the Fund and the currencies and
futures contracts.

The Fund may not act as an		The Fund may not act as an
underwriter of securities, except	underwriter of securities of
that the Fund may acquire		other issuers, except that the
restricted securities under		Fund may acquire restricted
circumstances in which, if such		securities under circumstances in
securities were sold, that Fund might	which, if such securities were
be deemed to be an underwriter for	sold, the Fund might be deemed
purposes of the Securities Act.		to be an underwriter for purposes
					of the Securities Act of 1933, as
					amended (the Securities Act).

The Fund may not concentrate more	The Fund may not concentrate
than 25% of its assets in any		investments in an industry, as
particular industry or group of		concentration may be defined
industries.				under the 1940 Act or the rules
					and regulations thereunder (as such
					statute, rules or regulations may
					be amended from time to time) or by
					guidance regarding, interpretations
					of, or exemptive orders under, the
					1940 Act or the rules or regulations
					thereunder published by appropriate
					regulatory authorities.

Non-Fundamental Investment Policies:
The Fund may make secured loans of	The Fund may lend portfolio
portfolio securities of up to 30% of	securities to the extent permitted
its total assets.			under the 1940 Act or the rules and
					regulations thereunder (as such
					statute, rules or regulations may be
					amended from time to time) or by
					guidance regarding, interpretations
					of, or exemptive orders under, the
					1940 Act.

The Fund is diversified and, under	Non-fundamental policy eliminated.
the Investment Company Act of 1940,
the Fund may not change this policy
without a shareholder vote.		New fundamental policy:
					The Fund is diversified.

The Fund may invest up to 20% of its	The Fund may invest in convertible
total assets in convertible		securities.
securities.

The Fund may invest up to 15% of its	The Fund will limit its investment
net assets in illiquid securities.	in illiquid securities to no more
					than 15% of net assets or such
					other amount permitted by guidance
					regarding the 1940 Act.

The Fund may invest up to 15% of its	The Fund may invest in securities
total assets in securities issued by	issued by non-U.S. companies.
non-U.S. companies.

The Fund may invest up to 10% of its	The Fund may invest in rights or
total assets in rights or warrants.	warrants.

The Fund may make short sales of	The Fund may make short sales of
securities or maintain a short		securities or maintain a short
position but only if at all times	position.
when a short position is open not
more than 33% of the Funds net
assets is held as collateral for
such sales.

					The Fund may not purchase securities
					on margin, except (i) as otherwise
					provided under rules adopted by the
					SEC under the 1940 Act or by
					guidance regarding the 1940 Act, or
					interpretations thereof, and (ii)
					that the Fund may obtain such
					short-term credits as are necessary
					for the clearance of portfolio
					transactions, and the Fund may make
					margin payments in connection with
					futures contracts, options, forward
					contracts, swaps, caps, floors,
					collars and other financial
					instruments.

					The Fund may invest in the
					securities of other investment
					companies, including exchange-traded
					funds, to the extent permitted under
					the 1940 Act or the rules and
					regulations thereunder (as such
					statute, rules or regulations may be
					amended from time to time) or by
					guidance regarding, interpretations
					of, or exemptive orders under, the
					1940 Act or the rules or regulations
					thereunder published by appropriate
					regulatory authorities.